As filed with the Securities and Exchange Commission on November 10, 2009
                                                                                                                                          Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNIVERSAL DISPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2372688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, New Jersey 08618
(609) 671-0980
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

STEVEN V. ABRAMSON
President and Chief Executive Officer
Universal Display Corporation
375 Phillips Boulevard
Ewing, New Jersey 08618
(609) 671-0980
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

JUSTIN W. CHAIRMAN, ESQ.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(3)
Common Stock, $0.01 par value Preferred Stock, $0.01 par value Warrants(4) Depositary Shares(5)	$50,000,000	100%	$50,000,000	$3,565

(1)      Not specified as to each class of the above-referenced securities being registered hereby, pursuant to General Instruction II.D of Form S-3. In no event will the aggregate initial offering price of the securities registered hereby exceed $50,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including currency units. The securities registered hereby may be sold separately, together or in units with other securities registered hereby. This registration statement also includes any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act.

(2)      Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereby.

(3)      The prospectus that forms part of this registration statement, as the prospectus may be amended or supplemented from time to time, is deemed to relate to the $50,000,000 of securities being registered pursuant to this registration statement and, pursuant to Rule 429 under the Securities Act, to $4,125,524 of securities registered and issuable by the registrant pursuant to a prior registration statement on Form S-3 of the registrant, Commission File No. 333-112077 (the “2004 Registration Statement”). The registration fee associated with the securities registered pursuant to the 2004 Registration Statement (calculated at $34.30 for each $1,000,000 worth of securities registered – the fee in effect at the time of filing of the 2004 Registration Statement) is approximately $142.

(4)      There are being registered hereby an indeterminate number of warrants entitling the holders thereof to purchase shares of common stock or shares of preferred stock, which may be sold separately, together or in units with other securities registered hereby.

(5)      There are being registered hereby an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement to be entered into between the registrant and a depositary. In the event the registrant elects to offer to the public fractional interests in the shares of preferred stock registered hereby, depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under a deposit agreement.

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Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to securities of the registrant registered pursuant to a prior registration statement on Form S-3 of the registrant, Commission File No. 333-112077.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2009
The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$54,125,524

UNIVERSAL DISPLAY CORPORATION

Common Stock
Preferred Stock
Warrants
Depositary Shares

We may offer up to $54,125,524 in shares of our common stock, shares of preferred stock, warrants to purchase shares of our common stock and preferred stock and depositary shares.  Our common stock is listed on the NASDAQ Global Market, where it trades under the symbol “PANL.”

We may offer these securities at prices and on terms to be set forth in one or more supplements to this prospectus.  These securities may be offered directly, through agents on our behalf or through underwriters or dealers.

An investment in our securities involves significant risks. You should carefully consider the risk factors beginning on page 5 of this prospectus before investing in our securities.

The securities described in this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2009

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain some “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements concern possible or assumed future events, results and business outcomes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.

As you read and consider this prospectus, you should not place undue reliance on any forward-looking statements. You should understand that these statements involve substantial risk and uncertainty and are not guarantees of future performance or results. They depend on many factors that are discussed further in the section of this prospectus entitled “Risk Factors,” including:

•	the outcomes of our ongoing and future research and development activities, and those of others, relating to organic light emitting diode (OLED) technologies and materials;

•	our ability to access future OLED technology developments of our academic and commercial research partners;

•	the potential commercial applications of and future demand for our OLED technologies and materials, and of OLED products in general;

•	our ability to form and continue strategic relationships with manufacturers of OLED products;

•	successful commercialization of products incorporating our OLED technologies and materials by OLED manufacturers, and their continued willingness to utilize our OLED technologies and materials;

•	the comparative advantages and disadvantages of our OLED technologies and materials versus competing technologies and materials currently on the market;

•	the nature and potential advantages of any competing technologies that may be developed in the future;

•	our ability to compete against third parties with resources greater than ours;

•	our ability to maintain and improve our competitive position following the expiration of our fundamental OLED patents;

•	the adequacy of protections afforded to us by the patents that we own or license and the cost to us of maintaining and enforcing those patents;

•	our ability to obtain, expand and maintain patent protection in the future, and to protect our unpatentable intellectual property;

•	our exposure to and ability to withstand third-party claims and challenges to our patents and other intellectual property rights;

•	the payments that we expect to receive under our existing contracts with OLED manufacturers and the terms of contracts that we expect to enter into with OLED manufacturers in the future;

•	our future capital requirements and our ability to obtain additional financing if and when needed;

•	our future OLED technology licensing and OLED material revenues and results of operations; and

•	general economic and market conditions.

Changes or developments in any of these areas could affect our financial results or results of operations, and could cause actual results to differ materially from those contemplated by any forward-looking statements.

All forward looking statements speak only as of the date of this prospectus or the documents incorporated by reference, as the case may be. We do not undertake any duty to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus, or to reflect the occurrence of unanticipated events.

OUR COMPANY

We are a leader in the research, development and commercialization of organic light emitting diode, or OLED, technologies and materials. OLEDs are thin, lightweight and power-efficient solid-state devices that emit light, making them highly suitable for use in full-color displays and as lighting products. We believe that OLED displays have begun to capture a share of the growing flat panel display market because they offer potential advantages over competing display technologies with respect to brightness, power efficiency, viewing angle, video response time and manufacturing cost. We also believe that OLED lighting products have the potential to replace many existing light sources in the future because of their high efficiency, excellent color rendering index, low heat generation and novel form factors. Our technology leadership and intellectual property position should enable us to share in the revenues from OLED displays and lighting products as they enter mainstream consumer markets.

Our primary business strategy is to further develop and license our proprietary OLED technologies to manufacturers of products for display applications, such as cell phones, MP3 players, laptop computers and televisions, and specialty and general lighting products. In support of this objective, we also develop new OLED materials and sell materials to those product manufacturers. Through our internal research and development efforts and our relationships with world-class partners such as Princeton University, the University of Southern California, the University of Michigan, Motorola, Inc. and PPG Industries, Inc., we have established a significant portfolio of proprietary OLED technologies and materials. We currently own, exclusively license or have the sole right to sublicense more than 960 patents issued and pending worldwide.

We sell our proprietary OLED materials to customers for evaluation and use in commercial OLED products.  A substantial portion of our commercial OLED material sales are to Samsung Mobile Display Co., Ltd. (Samsung SMD) of South Korea.  We also sell our commercial OLED chemicals to Chi Mei EL Corporation of Taiwan, Tohoku Pioneer Corporation of Japan, and LG Display Co., Ltd. of South Korea.

We receive royalties under our patent license agreement with Samsung SMD on account of its sales of active matrix OLED display products.  We have also entered into a patent license agreement for OLED lighting products with Konica Minolta Holdings, Inc. and its subsidiary, and a cross license agreement with DuPont Displays, Inc. for its manufacture of solution-processed OLED display products.  We continue to work with many other companies who are evaluating our OLED technologies and materials for possible use in commercial OLED display and lighting products.

Corporate Information

Our corporation was organized under the laws of the Commonwealth of Pennsylvania in April 1985. Our business was commenced in June 1994 by a company then known as Universal Display Corporation, which had been incorporated under the laws of the State of New Jersey.  On June 22, 1995, a wholly-owned subsidiary of ours merged into this New Jersey corporation.  The surviving corporation in this merger became a wholly-owned subsidiary of ours and changed its name to UDC, Inc.  Simultaneously with the consummation of this merger, we changed our name to Universal Display Corporation. UDC, Inc. now functions as an operating subsidiary of ours and has overlapping officers and directors.  In January 2008, we also formed a second wholly-owned subsidiary, Universal Display Corporation Hong Kong, Ltd.

Our principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618 and our telephone number is (609) 671-0980.  Our Internet address is www.universaldisplay.com.  The information on our Internet site is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before purchasing our securities, you should carefully consider the risks described in the SEC filings incorporated by reference in this prospectus, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 2008, as amended.  You should not purchase our securities if you cannot afford the loss of your entire investment.

THE OFFERING

Using this prospectus, we may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering:

•	shares of common stock, $0.01 par value;

•	shares of preferred stock, $0.01 par value;

•	warrants to purchase shares of common stock or preferred stock; and

•	depositary shares.

The shares of preferred stock may, at our option, be issued in the form of depositary shares evidenced by depositary receipts, and may be convertible into or exchangeable for shares of our common stock or other securities issued by us.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement accompanying this prospectus, the net proceeds, if any, from the sale of the securities offered hereby will be used for general corporate purposes, including the acquisition or development of properties, assets, entities or technologies, and the repayment of indebtedness.  As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.  If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement.  The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amount of the net proceeds we will receive from the sale of such securities, as well as the timing of receipt of those proceeds, will depend upon our funding requirements.  If we elect at the time of an issuance of securities to make different or more specific uses of the proceeds than as set forth herein, we will describe those uses in the applicable prospectus supplement.

CERTAIN RATIOS

The ratios of our earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2009 and the years ended December 31, 2008, 2007, 2006, 2005 and 2004 are not meaningful because we did not have earnings during any of those periods.  The dollar amount of the deficiency in each of such periods was $16,657,624, $20,102,214, $16,780,821, $15,731,371, $16,225,819 and $16,389,540, respectively.

For the purpose of computing the amount of our combined fixed charges and preferred stock dividends, fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt discounts.  Preferred stock dividends consist of deemed dividends relating to beneficial conversion features of certain of the outstanding series of preferred stock.

DESCRIPTION OF PREFERRED STOCK

General

The rights, preferences, privileges and restrictions of the shares of preferred stock in respect of which this prospectus is delivered, if any, shall be described in the prospectus supplement relating to those shares of preferred stock.  Among the terms of the preferred stock which may be specified in the related prospectus supplement are the following:

•
the annual dividend rate, if any, or the means by which the dividend rate may be calculated, including the possibility that the dividend rate may bear an inverse relationship to some index or standard;

•	the date or dates from which dividends shall accrue, the date or dates on which dividends shall be paid and whether dividends shall be cumulative;

•
the price at which and the terms and conditions on which the series of preferred stock described in the prospectus supplement may be redeemed, including the period of time during which the shares may be redeemed, any premium to be paid over and above the par value of the preferred stock, and whether and to what extent accumulated dividends on the preferred stock will be paid upon the redemption of the shares;

•
the liquidation preference, if any, over and above the par value of the shares of preferred stock and whether and to what extent the holders of those shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the preferred stock shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of the retirement or sinking fund;

•
the terms and conditions, if any, on which the preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of our equity interests, including the price or rate of conversion or exchange and the method for effecting the conversion or exchange;

•	a description of the voting rights, if any, of the preferred stock; and

•	other preferences, rights, qualifications or restrictions or material terms of the preferred stock.

The description of the foregoing provisions of the  preferred stock as set forth in the applicable prospectus supplement is only a summary, is not complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles of Amendment to our Articles of Incorporation relating to that series of preferred stock.  In connection with any offering of preferred stock, the Articles of Amendment will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

Rank

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company or affairs, rank:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to that series of preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that those equity securities rank on a parity with that series of preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that those equity securities rank senior to that series of preferred stock.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash dividends, or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as will be set forth in the applicable prospectus supplement.  Each dividend shall be payable to holders of record as they appear in our shareholder records at the close of business on the record date(s) as shall be fixed by the Board of Directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.  Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.  If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of that series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on the series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any shares of preferred stock of any series are outstanding, no full dividends shall be declared, paid or set apart for payment on any of our capital shares of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then-current dividend period; or (ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred stock of any series, as well as on the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity therewith shall be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend) and the other series of preferred stock bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of any series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the shares of preferred stock of that series have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then-current dividend period; and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the shares of preferred stock of that series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends (other than in shares of common stock or other capital stock ranking junior to the shares of preferred stock of such series as to dividends and upon liquidation) shall be declared, paid or set aside for payment or other distribution upon the shares of common stock, or any other of our capital shares ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital shares ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to, or made available for, a sinking fund for the redemption of any such shares) by us, except by conversion into or exchange for other of our capital shares ranking junior to the shares of preferred stock of that series as to dividends and upon liquidation.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

The prospectus supplement relating to a series of shares of preferred stock that is subject to mandatory redemption will specify the number of those shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such shares of preferred stock do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption.  The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.  If the redemption price for shares of preferred stock of any series is payable only from the net proceeds of the issuance of our capital shares, the terms of those shares of preferred stock may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock shall automatically and mandatorily be converted into the applicable capital shares pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of preferred stock of any series shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods and the then-current dividend period; and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends of the shares of preferred stock of any series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, no shares of preferred stock of any series shall be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed.  The foregoing, however, shall not prevent the purchase or acquisition of shares of preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.  In addition, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividends periods and the then-current dividend period; and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the shares of preferred stock of any series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of that series, except by conversion into or exchange for other of our capital shares ranking junior to the shares of preferred stock of such series as to dividends and upon liquidation.  The foregoing, however, shall not prevent the purchase or acquisition of shares of preferred stock of that series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares), or by lot in a manner determined by us.

Notice of redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of record of shares of preferred stock of any series to be redeemed at the address shown on our share transfer books.  Each notice shall state:

•	the redemption date;

•	the number and series of shares of preferred stock to be redeemed;

•	the place or places where the shares of preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.

If fewer than all of the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of shares of that series shall also specify the number of shares of preferred stock to be redeemed from that holder.  If notice of redemption of any shares of preferred stock has been given and if the funds necessary for redemption have been set aside by us, from and after the redemption date dividends will cease to accrue on those shares of preferred stock, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any shares of our common stock or any other class or series of our capital shares ranking junior to the shares of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company or affairs, the holders of shares of each series of preferred stock shall be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (as set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets.  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of our company or affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking on a parity with the shares of preferred stock in the distribution of assets, then the holders of the shares of preferred stock and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital shares ranking junior to the shares of preferred stock upon liquidation, dissolution or winding up of our company or affairs, according to their respective rights and preferences and in each case according to their respective number of shares.  For these purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company or affairs.

Voting Rights

Holders of shares of preferred stock will not have any voting rights except as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of shares of preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating to that series.  These terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the shares of preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting the conversion in the event of the redemption of that series of shares of preferred stock.

Shareholder Liability

Applicable Pennsylvania law provides that no shareholder, including holders of shares of preferred stock, shall be personally liable for our acts and obligations, and that our funds and property shall be the only recourse for such acts or obligations.

Registrar and Transfer Agent

The Registrar and Transfer Agent for the preferred stock will be set forth in the applicable prospectus supplement.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock.  In the event such option is exercised, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to the shares of preferred stock) of a share of such shares of preferred stock.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the rights and preferences of the preferred share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The above description of the depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depositary receipt.  A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF WARRANTS

We may issue separately, or together with any common stock or preferred stock offered by any prospectus supplement, warrants for the purchase of other shares of common stock or preferred stock (“Warrants”).  The Warrants may be issued under warrant agreements (each, a “Warrant Agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), or may be represented by certificates evidencing the Warrants (the “Warrant Certificates”), all as set forth in the prospectus supplement relating to the particular series of Warrants.  The following summaries of certain provisions of the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain terms.  Wherever defined terms of the Warrant Agreement are summarized herein or in a prospectus supplement, it is intended that such defined terms shall be incorporated herein or therein by reference.  In connection with any offering of Warrants, any such Warrant Agreement or a form of any such Warrant Certificate will be filed with the SEC  as an exhibit to or incorporated by reference in the registration statement.

General

The prospectus supplement relating to the particular series of Warrants offered thereby will describe the terms of the offered Warrants, any related Warrant Agreements and Warrant Certificates, including the following, to the extent applicable:

•	if the Warrants are offered for separate consideration, the offering price and the currency for which Warrants may be purchased;

•	the number of shares of common stock purchasable upon exercise of the offered Warrants and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the date, if any, on and after which the offered Warrants and the related shares of common stock will be separately transferable;

•	the date on which the right to exercise the offered Warrants shall commence and the date on which such right shall expire;

•	a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the offered Warrants, or to any securities purchasable upon the exercise of the Warrants;

•	whether the offered Warrants represented by Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	any applicable book-entry provisions; and

•	any other terms of the offered Warrants.

Warrant Certificates will be exchangeable on the terms specified in the related prospectus supplement for new Warrant Certificates of different denominations and Warrants may be exercised, as applicable, at our corporate offices, the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement relating thereto.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the shares of common stock purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the shares of common stock or preferred stock purchasable upon exercise or to exercise any applicable right to vote such shares.

Exercise of Warrants

Each Warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to such Warrant, by payment of such exercise price in full in the currency and in the manner specified in such prospectus supplement.  Warrants may be exercised at any time up to the close of business on their expiration date(s) (or any later date to which we may extend such expiration date(s)); unexercised Warrants will become null and void.

Upon receipt at the corporate trust office of the Warrant Agent or any other office indicated in the related prospectus supplement of (a) payment of the exercise price and (b) the Warrant Certificate properly completed and duly executed, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon such exercise to the holder of such Warrant.  If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or at final prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If an underwriter is, or underwriters are, utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public.  The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal.  The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.  The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering.  Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date.  Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  In all cases, these purchasers must be approved by us.  The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.  Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Certain of the underwriters, dealers or agents utilized by us in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the
Securities Act of 1933, as amended.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities.  As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering thereof (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market.  Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.  The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

We estimate that the total expenses we will incur in offering the securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $400,000.

ABOUT THIS PROSPECTUS

This prospectus describes certain securities of Universal Display Corporation, a Pennsylvania corporation.  We sometimes refer to Universal Display Corporation, together with its wholly owned subsidiary, UDC, Inc., using the words “we,” “our” or “us,” or as the “Company.”  This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings.  Using this prospectus, we may offer up to $54,125,524 worth of securities.

This prospectus contains a general description of the securities we may offer.  We will describe the specific terms of these securities, as necessary, in supplements that we attach to this prospectus for each offering.  Each supplement will also contain specific information about the terms of the offering it describes.  The supplements may also add, update or change information contained in this prospectus.  In addition, as we describe below in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us.  Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports, proxy statements and other information with, and furnish other reports to, the SEC.  You can read and copy all of these documents at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330.  You can also read and copy all of the above-referenced documents at the offices of the NASDAQ Global Market, 1735 K Street N.W., Washington, D.C. 20006.  You also may obtain the documents we file with the SEC from the SEC’s Web site on the Internet that is located at http://www.sec.gov.

We “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we file with the SEC.  The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including filings made (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus but before the end of this offering.  The documents that we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, as amended;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on January 22, 2009, March 17, 2009 and August 12, 2009; and

•	The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 1996.

You should read the information relating to us in this prospectus, together with the information in the documents incorporated by reference in this prospectus.

Any statement contained in a document incorporated by reference in this prospectus, unless otherwise indicated in that document, speaks as of the date of the document.  Statements contained in this prospectus may modify or replace statements contained in the documents incorporated by reference.  In addition, some of the statements contained in one or more of the documents incorporated by reference may be modified or replaced by statements contained in a document incorporated by reference that is filed thereafter.

You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attention: Corporate Secretary, Telephone: (609) 671-0980.

LEGAL OPINION

Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the securities that may be offered by the prospectus.

EXPERTS

The consolidated financial statements of Universal Display Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$54,125,524 UNIVERSAL DISPLAY CORPORATION Common Stock Preferred Stock Warrants Depositary Shares _______________ PROSPECTUS _______________ __________, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                Other Expenses of Issuance and Distribution

The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee	$3,565
Printing and engraving fees	100,000
Legal fees	200,000
Accounting fees	50,000
Miscellaneous	46,435
Total	$400,000

Item 15.                                Indemnification of Directors and Officers

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”) contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

Article 7 of the registrant’s Bylaws provides a right to indemnification to the full extent permitted by law, for expenses (including attorneys’ fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the registrant or, at the request of the registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is financially determined by a court to have constituted willful misconduct or recklessness.  The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

Article 7 of the registrant’s Bylaws authorizes the registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors so determines, by purchasing and maintaining appropriate insurance.  The registrant maintains directors and officers insurance.

Item 16.                                Exhibits

The exhibits filed as part of this registration statement are as follows:

Exhibit
Number                                Description

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included as part of the signature page hereof).

Item 17.                                Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ewing, State of New Jersey, on November 10, 2009.

UNIVERSAL DISPLAY CORPORATION

By: /s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial
Officer, Treasurer, Secretary and Director

Each person in so signing also makes, constitutes and appoints Steven V. Abramson and Sidney D. Rosenblatt, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sherwin I. Seligsohn	Founder and Chairman of the Board of	November 10, 2009
Sherwin I. Seligsohn	Directors

/s/ Steven V. Abramson	President, Chief Executive Officer and Director	November 10, 2009
Steven V. Abramson	(principal executive officer)

/s/ Sidney D. Rosenblatt	Executive Vice President, Chief Financial	November 10, 2009
Sidney D. Rosenblatt	Officer, Treasurer, Secretary and Director
(principal financial and accounting officer)

/s/ Leonard Becker	Director	November 10, 2009
Leonard Becker

/s/ Elizabeth H. Gemmill	Director	November 10, 2009
Elizabeth H. Gemmill

/s/ C. Keith Hartley	Director	November 10, 2009
C. Keith Hartley

/s/ Lawrence Lacerte	Director	November 10, 2009
Lawrence Lacerte